EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated May 26, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended March 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2021

Appendix A

Fund name
Goldman Sachs Dynamic Municipal Income Fund
Goldman Sachs High Yield Municipal Fund
Goldman Sachs Municipal Income Completion Fund
Goldman Sachs Short Duration Tax-Free Fund
Goldman Sachs Enhanced Income Fund
Goldman Sachs Government Income Fund
Goldman Sachs High Quality Floating Rate Fund
Goldman Sachs Inflation Protected Securities Fund
Goldman Sachs Short Duration Government Fund
Goldman Sachs Short Duration Bond Fund (formerly known as Goldman Sachs Short Duration Income Fund)
Goldman Sachs Short Term Conservative Income Fund
Goldman Sachs Emerging Markets Debt Fund
Goldman Sachs High Yield Fund
Goldman Sachs High Yield Floating Rate Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs Local Emerging Markets Debt Fund
Goldman Sachs US Mortgages Fund
Goldman Sachs Bond Fund
Goldman Sachs Core Fixed Income Fund
Goldman Sachs Global Core Fixed Income Fund
Goldman Sachs Income Fund
Goldman Sachs Long Short Credit Strategies Fund
Goldman Sachs Strategic Income Fund